Exhibit 10.1

AMENDMENT NO. 1

Dated as of August 15, 2011

to

PLEDGE AGREEMENT

Dated as of July 12, 2007

THIS AMENDMENT NO. 1 (“Amendment”) is entered into as of August 15, 2011 by and between GRACO INC., a corporation organized under the laws of the State of Minnesota (the “Pledgor”) and U.S. BANK NATIONAL ASSOCIATION, as Agent (in such capacity, and together with any successors in such capacity, the “Secured Party”) for the banks (the “Banks”) from time to time party to the Credit Agreement defined below.

PRELIMINARY STATEMENT

WHEREAS, pursuant to that certain Revolving Credit Agreement, dated as of July 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Pledgor, as Borrower, the Borrowing Subsidiaries from time to time party thereto, the Banks and the Secured Party, as Agent, the Pledgor and the Secured Party entered into a Pledge Agreement dated of even date therewith (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”);

WHEREAS, the Pledgor has changed the organizational structure of one of the entities comprising the Pledged Interests under the Pledge Agreement, and the parties hereto have agreed to amend the Pledge Agreement pursuant to the terms and conditions set forth herein to reflect such change;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Pledge Agreement.

SECTION 2. Amendments to the Pledge Agreement. Effective as of the date first above written and subject to the satisfaction of the condition precedent set forth in Section 3 below, Schedule I to the Pledge Agreement setting forth the “Pledged Interests” thereunder is hereby replaced in its entirety with Schedule I attached hereto as Annex A, and Pledgor hereby affirms its grant of a security interest in the Collateral associated with such Pledged Interests for the ratable benefit of the Secured Party and

Exhibit 10.1

the Banks, to secure the prompt and complete payment and performance of the Secured Obligations.

SECTION 3. Condition of Effectiveness. This Amendment shall become effective as of the date first above written upon receipt by the Secured Party of counterparts of this Amendment duly executed by all of the parties hereto.

SECTION 4. Covenants, Representations and Warranties.

(a) The Pledgor represents and warrants that it has duly executed and delivered the Pledge Agreement (as amended by this Amendment) and the Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against it in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(b) Upon the effectiveness of this Amendment, the Pledgor hereby (i) represents that no Event of Default exists, (ii) reaffirms all covenants, representations and warranties made in the Pledge Agreement, and (iii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, unless and to the extent that such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

SECTION 5. Reference to the Pledge Agreement.

(a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Pledge Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Pledge Agreement, as amended and modified hereby.

(b) Except as specifically amended and modified above, the Pledge Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks or the Secured Party, nor constitute a waiver of any provision of the Pledge Agreement, the Credit Agreement, or any other Loan Document.

SECTION 6. Costs and Expenses. The Pledgor will pay or reimburse the Secured Party on demand for all reasonable out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the preparation, execution and delivery of this Amendment.

Exhibit 10.1

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF MINNESOTA.

SECTION 8. Execution. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart signature page to this Amendment by facsimile or by e-mail transmission shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PLEDGOR:

GRACO INC.

By:	/s/ James A. Graner
James A. Graner
Chief Financial Officer

Exhibit 10.1

U.S. BANK NATIONAL ASSOCIATION, Secured Party

By:	/s/ Michael J. Staloch
Name:	Michael J. Staloch
Title:	Vice President

Exhibit 10.1

ANNEX A

SCHEDULE I

TO

PLEDGE AGREEMENT

GRACO INC.

PLEDGED INTERESTS

Issuer:	Graco K.K.

Jurisdiction of Organization:	Japan

Type of Interest:	Common Stock

Percentage Ownership:	65.00%

Certificate No(s).:	2B-001 through 2B-009; 3A-001 through 3A-008; 4A-001 through 4A-0034

Number of Units/Shares:	429,000

Issuer:	Graco Korea Inc.

Jurisdiction of Organization:	Korea

Type of Interest:	Common Stock

Percentage Ownership:	65.00%

Certificate No(s).:	10,000-1 through 10,000-8; 1,000-1; 100-1 through 100-5

Number of Units/Shares:	81,500

Issuer:	Graco BVBA

Jurisdiction of Organization:	Belgium

Type of Interest:	Uncertificated Common Stock

Percentage Ownership:	65.00%

Certificate No(s).:	N/A

Number of Units/Shares:	655,302